CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214784 and 333-216965) and Forms S-8 (No. 333-218878, 333-89369, 333-37400, 333-40430, 333-42974, 333-43996, 333-111543, 333-117068, 333-127989, 333-137314, 333-141245, 333-153766, 333-175885, 333-196775, 333-213699 and 333-225562) of Internap Corporation of our reports dated March 18, 2019 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Internap Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Atlanta, Georgia
March 18, 2019